      As filed with the Securities and Exchange Commission on June 2, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              PIER 1 IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       75-1729843
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS                  76102
                (Address of Principal Executive Offices)     (Zip Code)



                    PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               J. RODNEY LAWRENCE
                      EXECUTIVE VICE PRESIDENT & SECRETARY
                              PIER 1 IMPORTS, INC.
                               301 COMMERCE STREET
                             FORT WORTH, TEXAS 76102
                     (Name and Address of Agent for Service)

                                 (817) 252-8000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================

         TITLE OF EACH CLASS                                  PROPOSED            PROPOSED
         OF SECURITIES TO BE                 AMOUNT            MAXIMUM            MAXIMUM            AMOUNT OF
              REGISTERED                     TO BE         OFFERING PRICE        AGGREGATE          REGISTRATION
                                         REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)         Fee(2)
---------------------------------------  -------------     --------------    -----------------      ------------
Common Stock, $1.00 par value              1,000,000           $18.985          $18,985,000          $1,535.89
================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from any future stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457(c), offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on May 27, 2003.

================================================================================

     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. Stock Purchase Plan. The contents of the earlier registration statement, No. 333-34100, 33-61475, 33-50278 and 33-38530, are
incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

       Exhibit             Description
       -------             -----------
         23.1     Consent of Ernst & Young LLP.

         24.1     Power of Attorney (included on signature page of Registration Statement).

                                     EXPERTS

     The consolidated financial statements of Pier 1 Imports, Inc. incorporated by reference in Pier 1 Imports, Inc.'s Annual Report (Form 10-K) for the year then ended March 1, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 2, 2003.

                                                PIER 1 IMPORTS, INC.


                                                By:  /s/ MARVIN J. GIROUARD
                                                   -----------------------------
                                                         Marvin J. Girouard
                                                       Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby appoint MARVIN J. GIROUARD and J. RODNEY LAWRENCE, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 2nd day of June 2003, in the capacities indicated.

              SIGNATURE                             TITLE OR CAPACITY
              ---------                             -----------------
/s/ MARVIN J. GIROUARD                              Chairman of the Board and Chief Executive Officer
------------------------------------
         Marvin J. Girouard

/s/  CHARLES H. TURNER                              Executive Vice President, Chief Financial Officer
------------------------------------
          Charles H. Turner                          and Treasurer

/s/ SUSAN E. BARLEY                                 Principal Accounting Officer
------------------------------------
           Susan E. Barley

/s/ JOHN H. BURGOYNE                                Director
------------------------------------
          John H. Burgoyne

/s/ MICHAEL R. FERRARI                              Director
------------------------------------
         Michael R. Ferrari

/s/  JAMES M. HOAK, JR.                             Director
------------------------------------
         James M. Hoak, Jr.

/s/  KAREN W. KATZ                                  Director
------------------------------------
            Karen W. Katz

/s/  TOM M. THOMAS                                  Director
------------------------------------
            Tom M. Thomas

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER              DESCRIPTION
       -------             -----------
         23.1     Consent of Ernst & Young LLP.

         24.1     Power of Attorney (included on signature page of Registration Statement).